Report of Independent Registered
 Public Accounting Firm


The Board of Trustees and Shareholders of
AARP Portfolios:
In planning and performing our audits
 of the financial statements of U.S.
Bond Market Portfolio, U.S.
Stock Market Portfolio, and International
Stock Market Portfolio, each a series
of AARP Portfolios, as of
and for the year or periods ended
June 30, 2010, in accordance with
the standards of the Public Company
Accounting Oversight Board (United States), we considered AARP Portfolios' internal control over
financial reporting, including controls
 over safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the
requirements of Form N-SAR, but not for
 the purpose of expressing an opinion
on the effectiveness of
AARP Portfolios' internal control over
 financial reporting. Accordingly,
we express no such opinion.

The management of AARP Portfolios is
 responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
 estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
 A company's internal control over
financial reporting is a process
designed to provide reasonable
 assurance regarding the reliability of
financial reporting and the preparation
 of financial statements for external
purposes in accordance with
generally accepted accounting principles.
 A company's internal control over
financial reporting includes
those policies and procedures that (1)
 pertain to the maintenance of records
that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
 assets of the company; (2) provide
reasonable assurance that the
transactions are recorded as necessary
 to permit preparation of financial
statements in accordance with generally
 accepted accounting principles, and
 that receipts and expenditures
of the company are being made only in
 accordance with authorizations of
 management and directors of the
company; and (3) provide reasonable
 assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of
the company's assets that could have
a material effect on the financial
statements.

Because of its inherent limitations,
 internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
 any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
 because of changes in conditions,
or that the degree of compliance
with the policies or procedures may
deteriorate.

A deficiency in internal control over
 financial reporting exists when the
design or operation of a control
does not allow management or employees,
 in the normal course of performing
their assigned functions, to
prevent or detect misstatements on a
 timely basis. A material weakness is
 a deficiency, or combination of
deficiencies, in internal control over
 financial reporting, such that there
 is a reasonable possibility that a
material misstatement of the AARP
 Portfolios' annual or interim
financial statements will not be prevented or detected on a timely basis.



Our consideration of AARP Portfolios'
internal control over financial
reporting was for the limited purpose
described in the first paragraph
and would not necessarily disclose
all deficiencies in internal control that might be material weaknesses under standards established by the Public
 Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in AARP
 Portfolios' internal control over
financial reporting and its operation,
 including controls over safeguarding
 securities that we consider to be
a material weakness as defined above
 as of June 30, 2010.

This report is intended solely for
 the information and use of management
 and the Board of Trustees of
AARP Portfolios and the Securities
and Exchange Commission and is not
intended to be and should not be
used by anyone other than these specified parties.


Boston, Massachusetts
August 25, 2010

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